UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

Delcath Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue Queensbury, New York	12804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2024, Delcath Systems, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it had regained compliance with the audit committee composition requirements as set forth in Nasdaq Listing Rule 5605 for continued listing on The Nasdaq Capital Market.

As previously disclosed, on May 29, 2024, the Company was notified by Nasdaq that it was not in compliance with Nasdaq Listing Rule 5605 because its Audit Committee was not comprised of at least three “independent directors” (as defined in Nasdaq Listing Rule 5605(a)(2)). The Company was given until the Company’s next annual meeting of stockholders or May 23, 2025 to regain compliance.

To regain compliance, the Company was required to identify and select a member of the board of directors of the Company (the “Board”) who qualifies as “independent” and would meet the audit committee criteria set forth in Nasdaq Listing Rule 5605. This requirement was met on July 2, 2024, when the Board appointed Dr. Bridget Martell as a member of the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2024	DELCATH SYSTEMS, INC.

	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer